UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2014

CELLULAR DYNAMICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	001-36021 (Commission File Number)	26-1737267 (IRS Employer Identification No.)

525 Science Drive Madison, Wisconsin (Address of principal executive offices)	53711 (Zip Code)

Registrant’s telephone number, including area code:  (608) 310-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of Material Definitive Agreement.

As previously disclosed, in consideration of the consent of Sixth Floor Investors LP (“Sixth Floor”) to terminate the Fifth Amended and Restated Shareholders Agreement dated as of November 1, 2012, by and among Cellular Dynamics International, Inc. (the “Company”), and the individuals and entities who executed a counterpart signature page thereto, as amended, the Company entered into a Letter Agreement with Sixth Floor dated July 15, 2013 (the “Letter Agreement”).  Under the Letter Agreement, so long as Sixth Floor remained a beneficial owner of at least 10% of the Company’s outstanding common stock, it had the right to designate a nominee for election to the Company’s board of directors. Upon such nomination, the Company was obligated to use its best efforts to cause its board of directors to nominate and recommend to the shareholders the election of Sixth Floor’s nominee. The designee initially designated under the Letter Agreement was Leonard J. Loventhal, who was a Class III director upon the effectiveness of our Sixth Amended and Restated Articles of Incorporation. Subject to applicable laws, rules and regulations, including the listing standards of The NASDAQ Stock Market LLC, each committee of our board of directors was also required to include the director designated pursuant to the Letter Agreement. Notwithstanding the Letter Agreement, Sixth Floor determined that the audit committee need not include Mr. Loventhal.

As previously disclosed, Sixth Floor is the administrative agent and a lender under the Credit Agreement dated as of June 27, 2013 among the Company and the various lenders party thereto, and is a party to the Fourth Amended and Restated Registration Rights Agreement, dated November 1, 2012, as amended, by and among the Company and certain security holders of the Company.

On January 23, 2014, Sixth Floor delivered a letter to the Company pursuant to which it irrevocably renounced the right to designate such a nominee and released the Company from all of its obligations under the Letter Agreement (the “Termination Letter”).  A copy of the Termination Letter is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2014, Leonard J. Loventhal resigned from the board of directors of the Company.  Mr. Loventhal was a member of the compensation committee and the nominating and governance committee of the board of directors.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Termination Letter from Sixth Floor Investors LP dated January 23, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 24, 2014

CELLULAR DYNAMICS

INTERNATIONAL, INC.

By:

/s/ Robert J. Palay

Robert J. Palay
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Termination Letter from Sixth Floor Investors LP dated January 23, 2014

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